As filed with the Securities and Exchange Commission on February 9, 2006
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________________

BARRICK GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Ontario (Province or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
BCE Place
Canada Trust Tower
Suite 3700
161 Bay Street, P.O. Box 212
Toronto, Canada M5J 2S1
(800) 720-7415
(Address of principal executive offices, including zip code)
_____________________________

PLACER DOME INC., 1987 STOCK OPTION PLAN
PLACER DOME INC., 1993 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
(Full title of the plan)

Barrick Goldstrike Mines Inc.
P.O. Box 29, Elko, Nevada 89803
(702) 738-8043
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(a)	Proposed Maximum Offering Price Per Share(b)	Proposed Maximum Aggregate Offering Price(b)	Amount of Registration Fee
Common Shares, without par value	2,537,762	US$29.51	US$74,889,356.62	US$8,013.16

____________________________________
    (a) Pursuant to Rule 416 of the Securities of 1933, as amended, the number of Common Shares being registered hereby shall be adjusted to include any additional Common Shares that may become issuable as a result of stock splits, stock dividends, recapitalization or any other similar transactions effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Common Shares in accordance with the provisions of the plan described herein.

    (b) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high and low prices of the Common Shares being registered hereby as reported on The New York Stock Exchange on February 7, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

    The following documents filed or furnished by Barrick Gold Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

a.	The Registrant’s Annual Report on Form 40-F (File No. 1-9059) for the fiscal year ended December 31, 2004 filed with the Commission on March 31, 2005;

b.
The Registrant’s Reports on Form 6-K (File No. 1-9059) furnished to the Commission on January 31, 2005, February 23, 2005, March 25, 2005, April 4, 2005, May 2, 2005, August 2, 2005, October 31, 2005, November 10, 2005, December 28, 2005, January 25, 2006 and February 9, 2006; and

c.
The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 1-9059) filed with the Commission on February 9, 1987, including any amendment or report for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not Applicable

Item 5.   Interests of Named Experts and Counsel.

Not Applicable

Item 6.   Indemnification of Directors and Officers

Indemnification

Under the Business Corporations Act (Ontario), Barrick may indemnify a present or former director or officer or a person who acts or acted at Barrick’s request as a director or officer of another corporation of which Barrick is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his or her being or having been a director or officer of Barrick or such other corporation on condition that (i) the director or officer acted honestly and in good faith with a view to the best interests of Barrick and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Further, Barrick may, with court approval, indemnify a person described above in respect of an action by or on behalf of Barrick to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of Barrick, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfils conditions (i) and (ii) above. A director is entitled to indemnification from Barrick as a matter of right if he or she was substantially successful on the merits of his or her defence and fulfils the conditions (i) and (ii) above.

In accordance with provisions of the Business Corporations Act (Ontario) described above, the by-laws of Barrick provide that Barrick shall indemnify a director or officer, a former director or officer, or a person who acts or acted at Barrick’s request as a director or officer of a corporation of which Barrick is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of Barrick or such other corporation if he or she acted honestly and in good faith with a view to the best interests of Barrick and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed.

Not Applicable

Item 8.   Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit	Description
3.1

Articles of Amendment, dated December 7, 2001, Articles of Amalgamation, dated January 1, 1999 of Barrick Gold Corporation (incorporated by reference to Exhibit 4.2 of the Registration Statement of Barrick Gold Corporation on Form S-8, Registration No. 333-121500, filed December 21, 2004).

3.2
By-laws of Barrick Gold Corporation (incorporated by reference to Exhibit 4.2 of the Registration Statement of Barrick Gold Corporation on Form S-8, Registration No. 333-121500, filed December 21, 2004).

4.1	Placer Dome Inc., 1987 Stock Option Plan, as amended (filed herewith)
4.2	Placer Dome Inc., 1993 Non-Employee Director’s Stock Option Plan, as amended (filed herewith)
5.3	Opinion of Davies Ward Phillips & Vineberg LLP, regarding the legality of the common shares registered hereunder (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Davies Ward Phillips & Vineberg LLP (included in Exhibit 5.3 hereto)
24.1	Power of Attorney (set forth on the signature page of this Registration Statement)

Item 9.   Undertakings.

   (a)   The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

   (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described under Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on the 9th day of February, 2006.

BARRICK GOLD CORPORATION
By:	/s/ Sybil E. Veenman
Name:	Sybil E. Veenman
Title:	Vice President, Assistant General Counsel and Secretary

POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints each of Sybil E. Veenman and Gregory C. Wilkins as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated:

Signature	Title with Registrant	Date

Peter Munk	Chairman and Director	February 9, 2006
/s/ C. William D. Birchall C. William D. Birchall	Vice Chairman and Director	February 9, 2006
/s/ Gregory C. Wilkins Gregory C. Wilkins	President, Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2006
/s/ Jamie C. Sokalsky Jamie C. Sokalsky	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 9, 2006
/s/ Richard Ball Richard Ball	Vice President, Financial Reporting and Risk Analysis (Principal Accounting Officer)	February 9, 2006
/s/ Howard L. Beck Howard L. Beck	Director	February 9, 2006
Gustavo Cisneros	Director	February 9, 2006
/s/ Marshall A. Cohen Marshall A. Cohen	Director	February 9, 2006
/s/ Peter A. Crossgrove Peter A. Crossgrove	Director	February 9, 2006

Peter C. Godsoe	Director	February 9, 2006
/s/ J. Brett Harvey J. Brett Harvey	Director	February 9, 2006
/s/ Angus A. MacNaughton Angus A. MacNaughton	Director	February 9, 2006
/s/ The Right Honourable Brian Mulroney The Right Honourable Brian Mulroney	Director	February 9, 2006
/s/ Anthony Munk Anthony Munk	Director	February 9, 2006
/s/ Joseph L. Rotman Joseph L. Rotman	Director	February 9, 2006
Steven J. Shapiro	Director	February 9, 2006

AUTHORIZED REPRESENTATIVE

    Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Barrick Gold Corporation in the United States, in the City of Toronto, Province of Ontario, Canada on the 9th day of February, 2006.

BARRICK GOLDSTRIKE MINES INC
By:	/s/ Sybil E. Veenman
Sybil E. Veenman
Secretary

EXHIBIT INDEX

Exhibit	Description
3.1

Articles of Amendment, dated December 7, 2001, Articles of Amalgamation, dated January 1, 1999 of Barrick Gold Corporation (incorporated by reference to Exhibit 4.2 of the Registration Statement of Barrick Gold Corporation on Form S-8, Registration No. 333-121500, filed December 21, 2004).

3.2
By-laws of Barrick Gold Corporation (incorporated by reference to Exhibit 4.2 of the Registration Statement of Barrick Gold Corporation on Form S-8, Registration No. 333-121500, filed December 21, 2004).

4.1	Placer Dome Inc., 1987 Stock Option Plan, as amended (filed herewith)
4.2	Placer Dome Inc., 1993 Non-Employee Director’s Stock Option Plan, as amended (filed herewith)
5.3	Opinion of Davies Ward Phillips & Vineberg LLP, regarding the legality of the common shares registered hereunder (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Davies Ward Phillips & Vineberg LLP (included in Exhibit 5.3 hereto)
24.1	Power of Attorney (set forth on the signature page of this Registration Statement)